Exhibit 99.1

Unless otherwise indicated or the context otherwise require, all references to “the Company,” “GMS,” “we,” “us,” “our,” and other similar terms mean GMS Inc. together with its consolidated subsidiaries.

Preliminary Financial Results for the Three Months and the Fiscal Year Ended April 30, 2017

Our preliminary estimated unaudited financial results as of and for the three months and the fiscal year ended April 30, 2017 are set forth below. Our estimates of results are based solely on information available to us as of the date hereof and are inherently uncertain and subject to change due to a variety of business, economic and competitive risks and uncertainties, many of which are not within our control, and we undertake no obligation to update this information. Accordingly, you should not place undue reliance on this preliminary data. Our estimates contained herein are forward-looking statements and may differ from actual results. Actual results remain subject to the completion of management’s and the audit committee’s final reviews, as well as the completion of the audit of our annual consolidated financial statements by our independent registered public accounting firm and our other financial closing procedures. During the course of the preparation of our actual consolidated financial statements and related notes, additional items that would require material adjustments to the preliminary financial information presented below may be identified. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Use of Estimates” included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016 and “Forward Looking Statements” herein.

The preliminary financial data included herein have been prepared by and are the responsibility of our management. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

These estimates are not a comprehensive statement of our financial results as of and for the three months and the fiscal year ended April 30, 2017, and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, these preliminary estimates as of and for the three months and the fiscal year ended April 30, 2017 are not necessarily indicative of the results to be achieved in any future period.

As reflected below, we expect to report improvements in each of net sales, gross profit, net income and Adjusted EBITDA for the three months and the fiscal year ended April 30, 2017 as compared to the comparable prior periods.

•                  For the three months ended April 30, 2017, we expect to report net sales in the range of $613.0 million to $617.0 million as compared to $527.2 million for the three months ended April 30, 2016. There were 63 shipping days in the fourth quarter of fiscal 2017, as compared to 65 shipping days in the fourth quarter of fiscal 2016. We also expect to report net sales in the range of $2,317.0 million to $2,321.0 million for the fiscal year ended April 30, 2017 as compared to $1,858.2 million for the fiscal year ended April 30, 2016. The increase in net sales in both periods was due to an increase in wallboard volumes, an increase in sales of ceilings, steel framing and other products and to sales contributed from acquisitions. For the three months ended April 30, 2017, we expect our base business to contribute net sales in the range of $474.0 million to $478.0 million as compared to $450.7 million for the three months ended April 30, 2016. We also expect our base business to contribute net sales in the range of $1,858.0 million to $1,862.0 million for the fiscal year ended April 30, 2017 as compared to $1,690.1 million for the fiscal year ended April 30, 2016. In addition, we expect to report wallboard volume of 3,457.1 million square feet for the fiscal year ended April 30, 2017 as compared to wallboard volume of 2,843.0 million square feet for the fiscal year ended April 30, 2016. For the fiscal year ended April 30, 2017, we expect to report sales by product category in the following ranges, as compared to our sales by product category for the fiscal year ended April 30, 2016 presented below:

	Fiscal Year Ended April 30,
	2017		2016
	Low	High
	(estimated)		(actual)
	(in thousands)
Wallboard	$1,057,000	$1,058,000	$870,952
Ceilings	341,000	342,000	297,110
Steel framing	374,000	375,000	281,340
Other products	545,000	546,000	408,780
Total	$2,317,000	$2,321,000	$1,858,182

•                  We expect to report gross profit in the range of $199.0 million to $203.0 million for the three months ended April 30, 2017 as compared to gross profit of $174.2 million for the three months ended April 30, 2016. We also expect to report gross profit in the range of $757.0 million to $761.0 million for the fiscal year ended April 30, 2017 as compared to $593.2 million for the fiscal year ended April 30, 2016. The increases in gross profit for both periods were due to the increases in net sales.

•                  We expect to report net income in the range of $10.6 million to $16.7 million for the three months ended April 30, 2017 as compared to a net income of $8.9 million for the three months ended April 30, 2016. We also expect to report net income in the range of $45.2 million to $51.3 million for the fiscal year ended April 30, 2017 as compared to net income of $12.6 million for the fiscal year ended April 30, 2016. Our improved financial results in both periods were driven primarily by higher sales for many of the products we distribute, as well as to the improved leverage on fixed costs.

•                  We expect to report Adjusted EBITDA in the range of $46.0 million to $57.3 million for the three months ended April 30, 2017 as compared to $43.6 million for the three months ended April 30, 2016. We also expect to report Adjusted EBITDA for the fiscal year ended April 30, 2017 in the range of $182.1 million to $193.4 million as compared to $138.2 million for the fiscal year ended April 30, 2016. This improvement in both periods was driven by the same factors discussed above regarding net income. In addition, for the fiscal year ended April 30, 2017, we expect Adjusted EBITDA, after giving effect to the impact of earnings from entities acquired during such period, from the beginning of the period presented to the date of acquisition, to be in the range of $191.6 million to $202.9 million, as compared to $150.3 million for the fiscal year ended April 30, 2016. Please see below for a reconciliation of our net income to our Adjusted EBITDA for each of the foregoing periods.

•                  We expect to report capital expenditures in the range of $10.0 million to $12.0 million for the fiscal year ended April 30, 2017, as compared to $7.7 million for the fiscal year ended April 30, 2016.

•                  We expect to report cash and cash equivalents in the range of $14.0 million to $15.0 million as of April 30, 2017 and total debt of $595.0 million, which includes our senior secured first lien term loan facility, or the First Lien Facility, our senior secured asset based revolving credit facility, or the ABL Facility, and other items classified as short or long term debt on our consolidated balance sheets.

The following information as of and for the three months and the fiscal year ended April 30, 2017 sets forth our preliminary financial data. As noted above, each of the line items presented below represents preliminary estimated unaudited financial results which remain subject to the completion of management’s and the audit committee’s final reviews, as well as the completion of the audit of our annual consolidated financial statements by our independent registered public accounting firm and our other financial closing procedures. During the course of the preparation of the consolidated financial statements and related notes, additional information may cause a change in, or require material adjustments to, certain accounting estimates and other financial information, in particular, estimates and financial information related to our stock appreciation rights (income) expense, noncontrolling interests and income tax expense (benefit), which would impact net income and Adjusted EBITDA.

	Three Months Ended April 30,			Fiscal Year Ended April 30,
	2017		2016	2017		2016
	Low	High		Low	High
	(estimated)		(actual)	(estimated)		(actual)
	(in thousands)			(in thousands)
Net sales	$613,000	$617,000	$527,181	$2,317,000	$2,321,000	$1,858,182
Gross profit	$199,000	$203,000	$174,203	$757,000	$761,000	$593,163
Net income	$10,600	$16,700	$8,941	$45,200	$51,300	$12,565
Adjusted EBITDA(1)	$46,000	$57,300	$43,580	$182,100	$193,400	$138,183

	April 30,
	2017		2016
	Low	High
	(estimated)		(actual)
	(in thousands)
Cash and cash equivalents	$14,000	$15,000	$19,072
Total debt	$595,000	$595,000	$643,026

(1)                                 Adjusted EBITDA is a non-GAAP measure. We report our financial results in accordance with GAAP. However, we present Adjusted EBITDA, which is not a recognized financial measure under GAAP, because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes Adjusted EBITDA is helpful in highlighting trends in our operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.

In addition, we utilize Adjusted EBITDA in certain covenant calculations under the ABL Facility and the First Lien Facility. The ABL Facility and the First Lien Facility permit us to make certain additional adjustments in calculating Consolidated EBITDA (as defined under the ABL Facility and First Lien Facility), such as projected net cost savings, which are not reflected in Adjusted EBITDA presented herein. We may in the future reflect such permitted adjustments in our calculations of Adjusted EBITDA.

We believe that Adjusted EBITDA is frequently used by analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

•                  Adjusted EBITDA does not reflect every expenditure, future requirements for capital expenditures or contractual commitments;

•                  Adjusted EBITDA does not reflect changes in our working capital needs;

•                  Adjusted EBITDA does not reflect the significant interest expense, or the amounts necessary to service interest or principal payments, on our outstanding debt;

•                  Adjusted EBITDA does not reflect income tax expense and, because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;

•                  although depreciation and amortization are eliminated in the calculation of Adjusted EBITDA, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any costs of such replacements;

•                  non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense from Adjusted EBITDA when evaluating our ongoing operating performance for a particular period; and

•                  Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.

The following is a reconciliation of our net income (loss) to our Adjusted EBITDA for the periods presented:

	Three Months Ended April 30,			Fiscal Year Ended April 30,
	2017		2016	2017	2016
	Low	High		Low	High
	(estimated)		(actual)	(estimated)		(actual)
	(in thousands)			(in thousands)
Net income	$10,600	$16,700	$8,941	$45,200	$51,300	$12,564
Interest expense	7,200	7,200	9,428	36,500	36,500	37,418
Interest income	(100)	(100)	(243)	(200)	(200)	(928)
Income tax expense (benefit)	8,600	12,100	7,925	20,600	24,100	12,584
Depreciation expense	6,000	6,400	6,460	25,400	25,800	26,667
Amortization expense	11,200	11,900	10,421	43,300	44,000	37,548
EBITDA	43,500	54,200	42,932	170,800	181,500	125,853
Stock appreciation rights (income) expense(a)	800	900	365	100	200	1,988
Redeemable noncontrolling interests(b)	400	500	(292)	3,500	3,600	880
Equity-based compensation(c)	600	600	609	2,600	2,600	2,699
Severance, other costs related to discontinued operations and closed branches and certain other costs(d)	(200)	(100)	(1,053)	400	500	379
Transaction costs (acquisitions and other)(e)	—	100	939	2,100	2,200	3,751
(Gain) loss on disposal of assets	(300)	(200)	(724)	(500)	(400)	(645)
Management fee to related party(f)	—	—	563	200	200	2,250
Effects of fair value adjustments to inventory(g)	100	200	223	900	1,000	1,009
Interest rate swap and cap mark-to-market(h)	100	100	19	300	300	19
Secondary public offering (i)	1,000	1,000	—	1,400	1,400	—
Debt transaction costs (j)	—	—	—	300	300	—
Adjusted EBITDA	$46,000	$57,300	$43,581	$182,100	$193,400	$138,183
Contributions from acquisitions(k)				9,500	9,500	12,093
Adjusted EBITDA (with contributions from acquisitions)				$191,600	$202,900	$150,276

(a)                                 Represents non-cash income or expenses related to stock appreciation rights agreements. For additional details regarding stock appreciation rights, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Subsidiary Equity-Based Deferred Compensation Arrangements” included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2017.

(b)                                 Represents non-cash compensation expense related to changes in the redemption values of noncontrolling interests. For additional details regarding redeemable noncontrolling interests of our subsidiaries, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Subsidiary Equity-Based Deferred Compensation Arrangements” included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2017.

(c)                                  Represents non-cash equity-based compensation expense related to stock options.

(d)                                 Represents costs paid to third party advisors related to the initial public offering, or IPO, of our common stock and acquisitions (other than our acquisition of Gypsum Management and Supply, Inc., our predecessor and operating subsidiary), in each case as described in and permitted in calculations under the ABL Facility and First Lien Facility.

(e)                                  Represents management fees paid by us to certain affiliates of AEA Investors LP, or our Sponsor. Following our IPO, our Sponsor no longer receives management fees from us.

(f)                                   Represents management fees paid by us to our Sponsor. Following our IPO, our Sponsor no longer receives management fees from us.

(g)                                  Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value, primarily related to the Acquisition.

(h)                                 Represents the mark-to-market adjustments for certain financial instruments.

(i)                                     Represents costs paid to third party advisors related to the secondary public offering of our common stock in February 2017.

(j)                                    Represents costs paid to third party advisors related to debt refinancing activities.

(k)                                 Represents the impact to earnings from acquired entities from the beginning of the period presented to the date of the acquisition as described in and permitted in calculations under the ABL Facility and the First Lien Facility.

(2)                                 Includes debt and capital lease obligations, net of unamortized discount and deferred financing costs.

Forward Looking Statements

This information above includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance, statements related to net sales, gross profit and capital expenditures, as well as non-GAAP financial measures such as Adjusted EBITDA contained herein are forward-looking statements. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company’s control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply, and/or demand for products which GMS distributes; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2016, and in its other periodic reports filed with the Securities and Exchange Commission. In addition, the statements herein are made as the date hereof. The Company undertakes no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.